As filed with the U.S. Securities and Exchange Commission on March 20, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aeva Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-3080757
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

555 Ellis Street

Mountain View, California 94043

(Address of principal executive offices) (Zip Code)

2021 Incentive Award Plan

2022 Employee Stock Purchase Plan

(Full titles of the plans)

Soroush Salehian Dardashti

Chief Executive Officer

Aeva Technologies, Inc.

555 Ellis Street

Mountain View, California 94043

(Name and address of agent for service)

(650) 481-7070

(Telephone number, including area code, of agent for service)

Copies to:

Jeffrey R. Vetter

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, California 94063

(650) 321-2400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement is filed by Aeva Technologies, Inc. (the “Registrant”) for the purpose of registering additional shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) under the 2021 Incentive Award Plan, as amended, and 2022 Employee Stock Purchase Plan pursuant to the provisions of such plans that provide for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission on June  9, 2021 (File No. 333-256917), March 24, 2023 (File No. 333-270845), March 18, 2024 (File No. 333-278012), and March 21, 2025 (File No. 333-285986) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 to be contained in the Section 10(a) prospectus is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”). The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Annual Report”) filed with the Commission on March 20, 2026; and

(b)

The description of the Registrant’s Common Stock contained in Exhibit 4.4 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 21, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment to the Registration Statement which indicates that all of the shares registered hereunder have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Index

Exhibit Number	Description

4.1	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed by the Registrant on January 24, 2020).

4.2	Aeva Technologies, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

4.3	Amendment to the Aeva Technologies, Inc. 2021 Incentive Award Plan (filed as Annex A to the Registrant’s Proxy Statement filed previously with the Commission on October 4, 2022 and incorporated by reference herein).

4.4	Form of Stock Option Award Agreement under Aeva Technologies, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

4.5	Form of Restricted Stock Purchase Award Agreement under Aeva Technologies, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed by the Registrant on March 18, 2021).

4.6	Aeva Technologies, Inc. Performance-Based Restricted Stock Unit Agreement (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed by the Registrant on March 18, 2024).

4.7	Aeva Technologies, Inc. 2022 Employee Stock Purchase Plan (filed as Annex B to the Registrant’s Proxy Statement filed previously with the Commission on October 4, 2022 and incorporated by reference herein.)

5.1+	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

23.1+	Consent of Deloitte & Touche LLP independent registered accounting firm for Aeva Technologies, Inc.

23.2+	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included as part of Exhibit 5.1).

24.1+	Power of Attorney (included on signature page of this Registration Statement).

107+	Filing fee table.

+	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, California, on this March 20, 2026.

AEVA TECHNOLOGIES, INC.

By:	/s/ Soroush Salehian Dardashti
Soroush Salehian Dardashti Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Soroush Salehian Dardashti and Saurabh Sinha, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of Aeva Technologies, Inc., and any or all amendments (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Soroush Salehian Dardashti Soroush Salehian Dardashti	Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2026

/s/ Saurabh Sinha Saurabh Sinha	Chief Financial Officer (Principal Financial and Accounting Officer)	March 20, 2026

/s/ Mina Rezk Mina Rezk	President, Chief Technology Officer and Director	March 20, 2026

/s/ Stefan Sommer Stefan Sommer	Director	March 20, 2026

/s/ Hrach Simonian Hrach Simonian	Director	March 20, 2026

/s/ Katherine Motlagh Katherine Motlagh	Director	March 20, 2026

/s/ Daniel Gibson Daniel Gibson	Director	March 20, 2026

/s/ Stephen Zadesky Stephen Zadesky	Director	March 20, 2026